Exhibit 99.1

Contacts: Paul Arling (UEI) 714.918.9500
Becky Herrick (IR Agency) 415.433.3777

UNIVERSAL ELECTRONICS REPORTS
FOURTH QUARTER AND YEAR-END 2018 FINANCIAL RESULTS
SCOTTSDALE, AZ – February 21, 2019 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC), the worldwide leader in sensing and control technologies for the smart home, reported financial results for the three and twelve months ended December 31, 2018.

Paul Arling, UEI’s chairman and CEO, stated, “The connected home has arrived. In 2018, we achieved our goal of generating over $130 million in home automation net sales and gained traction in our advanced, intuitive 2-way home entertainment systems. Our corporate and manufacturing initiatives started in the second half of 2018 to address macro challenges and free resources for strategic investments, all of which will position UEI well for 2019 and beyond. While we have acted quickly to respond to the punitive tariffs implemented by our government during 2018 by broadening our sources of supply to locations outside China, this transition delayed shipments and net sales fell short of our expectations in the fourth quarter. But, with our solid gross margins and increased operational efficiency, we met our fourth quarter bottom line guidance. Meanwhile, we continue to make progress to improve supply and expect to continue seeing positive results in the coming months. In addition, we are excited about the rising demand for our advanced products in both home entertainment and home automation.

“AV control is expanding into other applications like home automation. To capture market, in collaboration with Microsoft, we unveiled Nevo® Butler, an end-to-end voice-enabled smart home hub that unifies entertainment control and home automation experience. Offering a white-label digital assistant providing interoperability across fragmented ecosystem, Nevo Butler enables service providers and consumer electronics brands to bring voice-enabled services to their customers while remaining in control of the consumer relationship. We believe our efforts to enhance our competitive position, enter new markets, attract new customers, and continually improve account service will result in consistent and profitable growth.”
Financial Results for the Three Months Ended December 31: 2018 Compared to 2017

•	GAAP net sales were $170.3 million, compared to $181.2 million; Adjusted Non-GAAP net sales were $169.7 million, compared to $180.7 million.

•	GAAP gross margins were 22.0%, compared to 20.9%; Adjusted Non-GAAP gross margins were 27.2%, compared to 23.6%.

•	GAAP operating income was $2.6 million, compared to an operating loss of $0.5 million; Adjusted Non-GAAP operating income was $13.7 million, compared to $10.4 million.

•
GAAP net loss was $11.1 million, or $0.80 per diluted share, compared to a GAAP net loss of $16.9 million or $1.19 per diluted share; Adjusted Non-GAAP net income was $9.7 million, or $0.70 per diluted share, compared to $8.7 million, or $0.60 per diluted share.

•	At December 31, 2018, cash and cash equivalents were $53.2 million.
Financial Results for the Twelve Months Ended December 31: 2018 Compared to 2017

•	GAAP net sales were $680.2 million, compared to $695.8 million; Adjusted Non-GAAP net sales were $679.9 million, compared to $696.5 million.

•
GAAP net income was $11.9 million, or $0.85 per diluted share, compared to a GAAP net loss of $10.3 million or $0.72 per diluted share; Adjusted Non-GAAP net income was $33.6 million, or $2.39 per diluted share, compared to $41.1 million, or $2.81 per diluted share.

Bryan Hackworth, UEI’s CFO, stated: “To keep pace with the growing demand for our products and services, our investment in innovation and efforts to mitigate the effect from additional punitive US tariffs, we are enacting strategic initiatives aimed at streamlining our business, creating organizational efficiencies, controlling our costs, and optimizing our operating footprint. By expanding our existing facility in Mexico and adding capabilities in the Philippines, we are actively upgrading our manufacturing footprint outside China. Although the transition to advanced control technology is taking longer than expected, new and existing customers are including significantly more UEI technology in their next generation orders, commanding a higher price per unit. We are confident that this, together with our continued focus on growth through technology, innovation, and best in class product quality and delivery, will result in continued growth and profitability.”

Financial Outlook
For the first quarter of 2019, the company expects GAAP net sales to range between $179 million and $187 million, compared to $164.7 million in the first quarter of 2018. GAAP earnings per diluted share for the first quarter of 2019 is expected to range from $0.10 to $0.20, compared to GAAP net loss per diluted share of $0.04 in the first quarter of 2018.
For the first quarter of 2019, the company expects Adjusted Non-GAAP net sales to range between $179 million and $187 million, compared to $170.6 million in the first quarter of 2018. Adjusted Non-GAAP earnings per diluted share are expected to range from $0.70 to $0.80, compared to Adjusted Non-GAAP earnings per diluted share of $0.62 in the first quarter of 2018. The first quarter Adjusted Non-GAAP earnings per diluted share estimate excludes $0.60 per share related to, among other things, stock-based compensation, amortization of acquired intangibles, changes in contingent consideration relating to acquisitions, effects of foreign currency fluctuations, unabsorbed manufacturing overhead resulting from factory underutilization, tariffs, restructuring costs and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion and the Reconciliation of Adjusted Non-GAAP Financial Results, each located elsewhere in this press release.
Conference Call Information

UEI’s management team will hold a conference call today, Thursday, February 21, 2019 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its fourth quarter and full year 2018 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414, and for international calls dial 315-625-3071 approximately 10 minutes prior to the start of the conference. The conference ID is 5754839. The conference call will also be broadcast live at www.uei.com where it will be available for replay for one year. In addition, a replay will be available via telephone for two business days beginning two hours after the call. To listen to the replay, in the U.S. please dial 855-859-2056, and internationally dial 404-537-3406. The access code is 5754839.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI, for budget planning purposes, and for making operational and financial decisions and believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends.  Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.

Certain elements of UEI's results of operations are presented excluding the impact of foreign currency exchange rate fluctuations (constant currency). To present this information, current period results for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the corresponding period of the prior fiscal year, rather than the average exchange rate in effect during the current fiscal year. Therefore, the foreign currency impact is equal to current year results in local currencies multiplied by the change in the average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. Management believes that presenting constant currency results of operations provides useful information to investors because they provide transparency to underlying performance by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability.

Adjusted Non-GAAP net sales is defined as net sales excluding the impact of stock-based compensation for performance-based warrants, the impact of the adoption of Accounting Standards Codification 606, "Revenue from Contracts with Customers" ("ASC 606"), the revenue impact of increased U.S. tariffs on products manufactured in China and imported into the U.S. and the impact of foreign currency exchange rate fluctuations. Adjusted Non-GAAP gross profit is defined as gross profit excluding stock-based compensation expense, depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions, the effect of fair value adjustments to inventories acquired in business combinations that sold through during the period, amortization of intangibles acquired, excess manufacturing overhead and factory transition costs, the impact of the adoption of ASC 606, the impact of increased U.S. tariffs on products manufactured in China and imported into the U.S. and costs of implementing countermeasures to mitigate this impact, and the impact of foreign currency exchange rate fluctuations. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding amortization of intangibles acquired, stock-based compensation expense, employee related restructuring costs, changes in contingent consideration related to acquisitions, the impact of the adoption of ASC 606, costs incurred related to implementing countermeasures to mitigate the impact of increased U.S. tariffs on products manufactured in China and imported into the U.S., transaction costs related to the sale of our Guangzhou factory, and the impact of foreign currency exchange rate fluctuations. Adjusted Non-GAAP net income is defined as net income excluding the aforementioned items, foreign currency gains and losses, the net gain recognized on the sale of the company's Guangzhou factory, and the related tax effects of all adjustments, as well as income tax expense representing the impact of the U.S. Tax Cuts and Jobs Act, the effect of certain net deferred tax asset adjustments and other nonrecurring income tax items. Adjusted Non-GAAP diluted earnings per share is calculated using Adjusted Non-GAAP net income. A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
About Universal Electronics
Universal Electronics Inc. is the worldwide leader in universal control and sensing technologies for the smart home. For more information, please visit www.uei.com/about.
Note on Forward-looking Statements

This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent annual report on Form 10-K and the periodic reports filed thereafter. Risks that could affect forward-looking statements in this press release include our ability to anticipate the needs and wants of our customers and timely develop and deliver products and technologies that will meet those needs and wants, including our advanced control products, which include the continued adoption of our recently announced Nevo Butler, nevo.ai digital assistant, voice remote control, and intuitive 2-way home entertainment technologies by existing and new customers; the continued incorporation of our QuickSet technologies, including the Quickset Cloud, into customers’ products as expected by management; the continued acceptance and growth of our connected home products and technologies, including security and control, temperature controllers and automation, and other sensing technologies identified in this call; the timing of new product rollout orders from our customers as anticipated by management; the continued trend of the industry toward providing consumers with more advanced technologies; the ability to successfully identify and enter existing and new adjacent markets for our products and technologies; the ability to attract and obtain new customers for our products and technologies; management's ability to manage its business to achieve its net sales, margins, and earnings as guided, including management’s ability to improve operating costs and efficiencies at acceptable levels through cost containment efforts including moving our administrative, operations, and manufacturing facilities to lower cost jurisdictions, and effects that changes in laws, regulations and policies may have on our business including the impact of trade regulations pertaining to importation of our products and tariffs imposed upon them. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of February 21, 2019. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$53,207	$62,438
Restricted cash	—	4,901
Accounts receivable, net	144,689	151,578
Contract assets	25,572	—
Inventories, net	144,350	162,589
Prepaid expenses and other current assets	11,638	11,687
Assets held for sale	—	12,517
Income tax receivable	997	1,587
Total current assets	380,453	407,297
Property, plant and equipment, net	95,840	110,962
Goodwill	48,485	48,651
Intangible assets, net	24,370	29,041
Deferred income taxes	1,833	7,913
Other assets	4,615	4,566
Total assets	$555,596	$608,430
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$107,282	$119,165
Line of credit	101,500	138,000
Accrued compensation	33,965	34,499
Accrued sales discounts, rebates and royalties	9,574	8,882
Accrued income taxes	3,524	3,670
Other accrued liabilities	24,011	28,719
Total current liabilities	279,856	332,935
Long-term liabilities:
Long-term contingent consideration	8,435	13,400
Deferred income taxes	930	4,423
Income tax payable	1,647	2,520
Other long-term liabilities	1,768	1,603
Total liabilities	292,636	354,881
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 23,932,703 and 23,760,434 shares issued on December 31, 2018 and 2017, respectively	239	238
Paid-in capital	276,103	265,195
Treasury stock, at cost, 10,116,459 and 9,702,874 shares on December 31, 2018 and 2017, respectively	(275,889)	(262,065)
Accumulated other comprehensive income (loss)	(20,281)	(16,599)
Retained earnings	282,788	266,780
Total stockholders’ equity	262,960	253,549
Total liabilities and stockholders’ equity	$555,596	$608,430

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net sales	$170,303	$181,152	$680,241	$695,790
Cost of sales	132,776	143,300	538,437	530,083
Gross profit	37,527	37,852	141,804	165,707
Research and development expenses	6,112	5,557	23,815	21,416
Factory transition restructuring charges	—	—	—	6,145
Selling, general and administrative expenses	28,843	32,775	119,654	127,476
Operating income (loss)	2,572	(480)	(1,665)	10,670
Interest income (expense), net	(1,164)	(858)	(4,690)	(2,534)
Gain on sale of Guangzhou factory	—	—	36,978	—
Other income (expense), net	(506)	(850)	(4,457)	(848)
Income (loss) before provision for income taxes	902	(2,188)	26,166	7,288
Provision for income taxes	12,009	14,666	14,242	17,611
Net income (loss)	$(11,107)	$(16,854)	$11,924	$(10,323)

Earnings (loss) per share:
Basic	$(0.80)	$(1.19)	$0.85	$(0.72)
Diluted	$(0.80)	$(1.19)	$0.85	$(0.72)
Shares used in computing earnings (loss) per share:
Basic	13,804	14,172	13,948	14,351
Diluted	13,804	14,172	14,060	14,351

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2018	2017
Cash provided by (used for) operating activities:
Net income (loss)	$11,924	$(10,323)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	33,602	31,312
Provision for doubtful accounts	305	166
Provision for inventory write-downs	8,655	4,119
Gain on sale of Guangzhou factory	(36,978)	—
Deferred income taxes	3,967	7,597
Shares issued for employee benefit plan	1,062	648
Employee and director stock-based compensation	8,820	11,943
Performance-based common stock warrants	163	683
Impairment of China factory equipment	4,907	4,100
Changes in operating assets and liabilities:
Accounts receivable and contract assets	5,455	(22,192)
Inventories	(19,870)	(29,916)
Prepaid expenses and other assets	(587)	(4,477)
Accounts payable and accrued liabilities	(7,386)	10,970
Accrued income taxes	(1,184)	4,535
Net cash provided by operating activities	12,855	9,165
Cash provided by (used for) investing activities:
Proceeds from sale of Guangzhou factory	51,291	—
Acquisitions of property, plant and equipment	(20,142)	(40,384)
Refund of deposit received toward sale of Guangzhou factory	(5,053)	—
Acquisitions of intangible assets	(2,521)	(1,949)
Acquisition of net assets of Residential Control Systems, Inc.	—	(8,894)
Net cash provided by (used for) investing activities	23,575	(51,227)
Cash provided by (used for) financing activities:
Borrowings under line of credit	68,000	157,000
Repayments on line of credit	(104,500)	(68,987)
Proceeds from stock options exercised	864	1,442
Treasury stock purchased	(13,824)	(39,085)
Contingent consideration payments in connection with business combinations	(3,858)	—
Net cash provided by (used for) financing activities	(53,318)	50,370
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,756	(803)
Net increase (decrease) in cash, cash equivalents and restricted cash	(14,132)	7,505
Cash, cash equivalents and restricted cash at beginning of year	67,339	59,834
Cash, cash equivalents and restricted cash at end of period	$53,207	$67,339

Supplemental cash flow information:
Income taxes paid	$7,658	$8,280
Interest paid	$4,981	$2,751

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net sales:
Net sales - GAAP	$170,303	$181,152	$680,241	$695,790
Stock-based compensation for performance-based warrants	(584)	(439)	163	683
Adoption of ASC 606 (1)	860	—	3,802	—
U.S tariffs on goods imported from China (2)	(1,459)	—	(1,858)	—
Constant currency adjustment (3)	618	—	(2,420)	—
Adjusted Non-GAAP net sales	$169,738	$180,713	$679,928	$696,473

Cost of sales:
Cost of sales - GAAP	$132,776	$143,300	$538,437	$530,083
Adjustments to acquired tangible assets (4)	(284)	(162)	(758)	(1,185)
Stock-based compensation expense	(22)	(18)	(85)	(71)
Excess manufacturing overhead and factory transition costs (5)	(3,979)	(5,074)	(17,904)	(10,542)
Amortization of acquired intangible assets	—	(38)	(37)	(113)
Adoption of ASC 606 (1)	527	—	3,294	—
U.S tariffs on goods imported from China (2)	(8,570)	—	(9,654)	—
Constant currency adjustment (3)	3,136	—	(5,409)	—
Adjusted Non-GAAP cost of sales	123,584	138,008	507,884	518,172
Adjusted Non-GAAP gross profit	$46,154	$42,705	$172,044	$178,301

Gross margin:
Gross margin - GAAP	22.0%	20.9%	20.8%	23.8%
Stock-based compensation for performance-based warrants	(0.3)%	(0.2)%	0.0%	0.1%
Adjustments to acquired tangible assets (4)	0.2%	0.1%	0.1%	0.2%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Excess manufacturing overhead and factory transition costs (5)	2.3%	2.8%	2.6%	1.5%
Amortization of acquired intangible assets	—%	0.0%	0.0%	0.0%
Adoption of ASC 606 (1)	0.1%	—%	0.0%	—%
U.S tariffs on goods imported from China (2)	4.4%	—%	1.2%	—%
Constant currency adjustment (3)	(1.5)%	—%	0.6%	—%
Adjusted Non-GAAP gross margin	27.2%	23.6%	25.3%	25.6%

Operating expenses:
Operating expenses - GAAP	$34,955	$38,332	$143,469	$155,037
Amortization of acquired intangible assets	(1,401)	(1,401)	(5,602)	(5,472)
Stock-based compensation expense	(1,990)	(2,449)	(8,736)	(11,872)
Employee related restructuring costs	(517)	—	(901)	(7,008)
Change in contingent consideration	1,275	200	717	(3,000)
Adoption of ASC 606 (1)	(63)	—	(8)	—
U.S tariffs on goods imported from China (2)	(150)	—	(350)	—
Constant currency adjustment (3)	596	—	(955)	—
Transaction costs related to sale of Guangzhou factory	—	(1,912)	—	(1,912)
Other	(251)	(483)	(1,025)	(849)
Adjusted Non-GAAP operating expenses	$32,454	$32,287	$126,609	$124,924

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Operating income (loss):
Operating income (loss) - GAAP	$2,572	$(480)	$(1,665)	$10,670
Stock-based compensation for performance-based warrants	(584)	(439)	163	683
Adjustments to acquired tangible assets (4)	284	162	758	1,185
Excess manufacturing overhead and factory transition costs (5)	3,979	5,074	17,904	10,542
Amortization of acquired intangible assets	1,401	1,439	5,639	5,585
Stock-based compensation expense	2,012	2,467	8,821	11,943
Employee related restructuring costs	517	—	901	7,008
Change in contingent consideration	(1,275)	(200)	(717)	3,000
Adoption of ASC 606 (1)	396	—	516	—
U.S tariffs on goods imported from China (2)	7,261	—	8,146	—
Constant currency adjustment (3)	(3,114)	—	3,944	—
Transaction costs related to sale of Guangzhou factory	—	1,912	—	1,912
Other	251	483	1,025	849
Adjusted Non-GAAP operating income	$13,700	$10,418	$45,435	$53,377

Adjusted Non-GAAP operating income as a percentage of net sales	8.1%	5.8%	6.7%	7.7%

Net income (loss):
Net income (loss) - GAAP	$(11,107)	$(16,854)	$11,924	$(10,323)
Stock-based compensation for performance-based warrants	(584)	(439)	163	683
Adjustments to acquired tangible assets (4)	284	162	758	1,185
Excess manufacturing overhead and factory transition costs (5)	3,979	5,074	17,904	10,542
Amortization of acquired intangible assets	1,401	1,439	5,639	5,585
Stock-based compensation expense	2,012	2,467	8,821	11,943
Employee related restructuring costs	517	—	901	7,008
Change in contingent consideration	(1,275)	(200)	(717)	3,000
Adoption of ASC 606 (1)	396	—	516	—
U.S tariffs on goods imported from China (2)	7,261	—	8,146	—
Constant currency adjustment (3)	(3,114)	—	3,944	—
Transaction costs related to sale of Guangzhou factory	—	1,912	—	1,912
Foreign currency (gain) loss	427	1,089	4,441	1,429
Gain on sale of Guangzhou factory	—	—	(36,978)	—
Other	251	483	1,025	849
Income tax provision on adjustments	(1,955)	(2,532)	(3,616)	(9,705)
Other income tax adjustments (6)	11,244	16,057	10,713	16,975
Adjusted Non-GAAP net income	$9,737	$8,658	$33,584	$41,083

Diluted shares used in computing earnings (loss) per share:
GAAP	13,804	14,172	14,060	14,351
Adjusted Non-GAAP	13,894	14,395	14,060	14,615

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(0.80)	$(1.19)	$0.85	$(0.72)
Total adjustments	$1.50	$1.79	$1.54	$3.53
Adjusted Non-GAAP diluted earnings per share	$0.70	$0.60	$2.39	$2.81

(1)	Reflects the impact of adopting ASC 606, "Revenue from Contracts with Customers", which was adopted on a modified retrospective basis effective January 1, 2018.

(2)
The three and twelve months ended December 31, 2018 include incremental revenues and costs directly attributable to the additional tariffs on goods manufactured in China and imported into the U.S. as well as costs incurred for the movement of factory equipment and materials, duplicative labor efforts and other costs of countermeasures undertaken by the company to modify its manufacturing operations and supply chain in response to these additional tariffs.

(3)
Adjustment to remove the translation impact of fluctuations in foreign currency exchange rates in material jurisdictions on sales, cost of sales and operating expenses whereby the average exchange rates used in current periods are adjusted to be consistent with the average exchange rates in effect during the comparative prior period.

(4)
Consists of depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations as well as the effect of fair value adjustments to inventories acquired in business combinations that sold through during the period.

(5)
The three and twelve months ended December 31, 2018 include $4.0 million and $7.3 million, respectively, of excess manufacturing overhead costs incurred as a result of expanding our manufacturing capacity in Mexico and transitioning certain of our manufacturing activities from China to Mexico. The twelve months ended December 31, 2018 also includes $5.8 million of costs incurred resulting from factory underutilization associated with ceasing manufacturing activities while transitioning our Asia operations onto our new global ERP system, which went live in Asia in April 2018, as well as $4.8 million of asset write-downs associated with the closure and sale of our Guangzhou, China factory. The three and twelve months ended December 31, 2017 include $4.1 million of asset impairment charges as a result of the transition of manufacturing activities from our Guangzhou factory to our other factories as well as $0.9 million of air freight incurred due to manufacturing delays caused by this factory transition. The twelve months ended December 31, 2017 also includes $5.5 million of excess manufacturing costs incurred resulting from the transition of manufacturing activities from our Guangzhou factory to our other China factories.

(6)
The three and twelve months ended December 31, 2018 include $8.1 million of valuation allowance recorded against U.S. federal and state deferred tax assets, $1.5 million of income tax expense representing the estimated state and withholding tax liability related to foreign unrepatriated earnings, an adjustment of $1.2 million to bring the Non-GAAP effective tax rate for the three months ended December 31, 2018 in line with the full year effective tax rate, and $0.4 million of net other income tax expense. The twelve months ended December 31, 2018 also includes $0.7 million of net deferred tax asset adjustments resulting from a lower statutory tax rate due to tax incentives at one of our China factories. The three and twelve months ended December 31, 2017 include $16.6 million of income tax expense representing the estimated tax impact of the U.S. Tax Cuts and Jobs Act that was enacted in December 2017. Additionally, the three months ended December 31, 2017 includes $0.5 million of net other income tax benefits, and the twelve months ended December 31, 2017 includes $0.4 million of net other income tax expense.

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